Exhibit 99.1

NEWS RELEASE

Global Power ♦ 400 E Las Colinas Blvd., Suite 400 ♦ Irving, TX 75039

FOR IMMEDIATE RELEASE

Global Power Reports First Quarter 2018 Results

•	Achieved gross margin from continuing operations of 15%
•	Generated $7.1 million of cash from operating activities in continuing operations

IRVING, Texas, May 21, 2018 – Global Power Equipment Group Inc. (OTC: GLPW) (“Global Power” or the “Company”) today reported its financial results for its first quarter ended March 31, 2018. First quarter 2017 results include Hetsco Inc., which was divested on January 13, 2017.

As previously reported, the Mechanical Solutions and Electrical Solutions segments have been classified as discontinued operations and, accordingly, the results for those segments are presented as such. Results of continuing operations are presented as a single segment comprised of the former Services segment (or “Williams”) and corporate operations, unless otherwise noted.

•

First quarter 2018 revenue from continuing operations was $43.1 million compared with $45.6 million in the prior-year period.  Excluding revenue from the Hetsco divestiture and a reserve reversal from first quarter 2017, revenue increased 8% in the first quarter 2018.

•	Loss from continuing operations for the 2018 first quarter improved to $2.2 million, or $(0.12) per share, compared with $11.6 million, or $(0.67) per share, for the corresponding 2017 period.
•	Total net loss was reduced to $4.0 million, or $(0.22) per share, compared with $16.8 million, or $(0.97) per share, for the prior-year period.
•

Adjusted EBITDA from continuing operations for the first quarter 2018 was $0.4 million compared with $(8.8) million for the first quarter 2017. See NOTE 1—Non-GAAP Financial Measures in the attached tables for important disclosures regarding Global Power's use of Adjusted EBITDA, as well as a reconciliation of net income to Adjusted EBITDA.

Tracy Pagliara, President and CEO of Global Power, noted, “The momentum in our business that began late last year has continued into 2018. During the first quarter of 2018, our backlog and pipeline of opportunities continued to grow and, as previously reported, we resolved several important contingencies. In addition, our operating performance is improving. We achieved 15% gross margin in the quarter, which underscores our earnings power potential. We also continue to aggressively implement our plan to achieve an annualized general and administrative expenses run rate of approximately $14 million to $18 million by the end of 2018. We expect to achieve this plan by incurring restructuring costs of approximately $8 million to $12 million in 2018.

“Importantly, we are also making progress on the sale of the Koontz-Wagner business and have received multiple bids. In addition, our Houston facility operations have been stabilized. Our goal remains to have the Koontz-Wagner divestiture completed by the end of June. Of note, the potential sale of Global Power and/or Williams has been eliminated from consideration as a strategic alternative at this time. In the meantime, we are diligently moving forward on our initiatives to recapitalize our balance sheet with new asset-based and restructured term loans. We believe that a strengthened balance sheet, coupled with the improving operational performance of our business and substantially reduced general and administrative costs, will position our Company for future growth and profitability.”

Global Power Reports First Quarter 2018 Results

May 21, 2018

First Quarter 2018 Financial Results Review (Discussion is regarding continuing operations and compared with the corresponding period in 2017 unless noted otherwise)

First Quarter 2018 Revenue Bridge

(in millions)	$ Change	% Change
First quarter 2017 revenue	$45.6
Project revenue	3.1	6.8%
Divestiture of Hetsco	(1.2)	(2.6)%
Reserve release for liquidated damages in Q1 2017	(4.4)	(9.6)%
Total change	(2.5)	(5.5)%
First quarter 2018 revenue	$43.1

Revenue for the quarter was down $2.5 million. However, when first quarter 2017 revenue is adjusted for the $1.2 million reduction in revenue from the divestiture of Hetsco in January 2017 and the benefit of the reversal of a $4.4 million liquidated damage contingent liability reserve, revenue improved 8%. The $8.4 million increase from construction activities at Plant Vogtle Units 3 & 4 more than offset declines from fewer non-recurring projects and the timing of a nuclear outage.

First Quarter 2018 Gross Profit Bridge

(in millions)	$ Change
First quarter 2017 gross profit	$(1.5)
Project revenue and incremental margin	(0.1)
Divestiture of Hetsco	(0.6)
Estimated contract losses	13.1
Reserve release for liquidated damages in Q1 2017	(4.4)
Total change	8.0
First quarter 2018 gross profit	$6.5

Gross profit increased $8.0 million to $6.5 million and was 15% of revenue. Last year’s first quarter was negatively impacted by $13.1 million of new or revised estimated losses on three projects, which was partially offset by $4.4 million related to the release of the contingent liability reserve discussed previously, which had no associated costs.

Operating expenses for the 2018 first quarter were down $3.2 million including a $1.6 million reduction of restatement expenses related to the filing of the Annual Report on Form 10-K for the year ended December 31, 2015.  Additionally, in the first quarter of 2018, labor-related expenses decreased $0.7 million and stock-based compensation expense decreased $0.5 million. Furthermore, other expenses decreased $0.7 million. These decreases were partially offset by an increase in professional fees related to strategic alternative activities.

Interest expense decreased $0.3 million on lower average debt balances.

Balance Sheet and Cash Flow

For the three months ended March 31, 2018, the Company’s operating activities, including discontinued operations, provided $2.2 million of cash. The Company’s liquidity remains constrained as a result of continued losses, inconsistent cash flows from operations and constraints on borrowing additional amounts for short-term working capital needs or issuing additional standby letters of credit.

Outlook

At March 31, 2018, backlog was $150.1 million up from $137.7 million at the end of 2017. The increase in construction activities at Plant Vogtle Units 3 & 4 and new contract awards contributed to the larger backlog.

Mr. Pagliara concluded, “While our liquidity position remains a challenge, we are confident in our ability to resolve that issue as we press forward with the sale of the Koontz-Wagner business, our restructuring plans and the ultimate recapitalization of our balance sheet. We have a strong and diverse pipeline of opportunities, including the potential for nuclear decommissioning projects, gaining more scope at Plant Vogtle Units  3 & 4 and adding new customers. We are also

Global Power Reports First Quarter 2018 Results

May 21, 2018

expanding our operations into Canada and the oil and gas industry while pursuing opportunities with analog to digital controls conversions.”

Webcast and Teleconference

The Company will host a conference call on Tuesday, May 22, 2018, at 10:00 a.m. Eastern time (9:00 a.m. Central). A webcast of the call and an accompanying slide presentation will be available at www.globalpower.com. To access the conference call by telephone, listeners should dial 201-493-6780.

An audio replay of the call will be available from 1:00 p.m. Eastern time (12:00 p.m. Central) on the day of the teleconference until the end of day on June 5, 2018. To listen to the audio replay, dial 412-317-6671 and enter conference ID number 13679912. Alternatively, you may access the webcast replay at http://ir.globalpower.com/, where a transcript will be posted once available.

About Global Power

Global Power Equipment Group Inc. and its wholly owned subsidiaries offer a broad range of general and specialty construction, maintenance and modification, and plant management support services for the nuclear, hydro and fossil power generation industries as well as pulp and paper, refining, petrochemical, government, manufacturing and other industries.

Additional information about Global Power can be found on its website: www.globalpower.com.

Forward-looking Statement Disclaimer

This press release contains “forward-looking statements” within the meaning of the term set forth in the Private Securities Litigation Reform Act of 1995. The forward-looking statements include statements or expectations regarding the timing or outcome of the Electrical Solutions strategic review process, if any, the ability to close on an asset-based loan, the outcome of a strategic review process for Global Power, the Company’s ability to comply with the terms of its debt instruments, the impact of planned cost reductions, reorganization and restructuring efforts, the Company’s ability to implement its liquidity plan, expectations for growth of the business in 2018 and ability to realize the inherent value in the Company’s capabilities, ability to compete well in Global Power’s markets, and other related matters. These statements reflect the Company’s current views of future events and financial performance and are subject to a number of risks and uncertainties, including its ability to comply with the terms of its credit facility and enter into new lending facilities and access letters of credit, ability to timely file its periodic reports with the U.S. Securities and Exchange Commission (“the SEC”), ability to implement strategic initiatives, business plans, and liquidity plans, and ability to maintain effective internal control over financial reporting and disclosure controls and procedures. Actual results, performance or achievements may differ materially from those expressed or implied in the forward-looking statements. Additional risks and uncertainties that could cause or contribute to such material differences include, but are not limited to, decreased demand for new gas turbine power plants, reduced demand for, or increased regulation of, nuclear power, loss of any of the Company’s major customers, whether pursuant to the loss of pending or future bids for either new business or an extension of existing business, termination of customer or vendor relationships, cost increases and project cost overruns, unforeseen schedule delays, poor performance by its subcontractors, cancellation of projects, competition, including competitors being awarded business by current customers, damage to the Company’s reputation, warranty or product liability claims, increased exposure to environmental or other liabilities, failure to comply with various laws and regulations, failure to attract and retain highly-qualified personnel, loss of customer relationships with critical personnel, effective integration of acquisitions, volatility of the Company’s stock price, deterioration or uncertainty of credit markets, changes in the economic and social and political conditions in the United States, including the banking environment or monetary policy, and any suspension of the Company’s continued reporting obligations under the Securities Exchange Act of 1934, as amended.

Other important factors that may cause actual results to differ materially from those expressed in the forward-looking statements are discussed in the Company’s filings with the SEC, including the section of the Annual Report on Form 10-K for its 2017 fiscal year titled “Risk Factors.” Any forward-looking statement speaks only as of the date of this press release. Except as may be required by applicable law, Global Power undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, and you are cautioned to not to rely upon them unduly.

Investor Relations Contact:

Deborah K. Pawlowski

Kei Advisors LLC

(716) 843-3908

dpawlowski@keiadvisors.com

Financial Tables Follow.

Global Power Reports First Quarter 2018 Results

May 21, 2018

GLOBAL POWER EQUIPMENT GROUP INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)

	Three Months Ended March 31,
($ in thousands, except share and per share amounts)	2018	2017
Revenue	$43,121	$45,632
Cost of revenue	36,671	47,187

Gross profit (loss)	6,450	(1,555)
Gross margin	15.0%	(3.4)%

Selling and marketing expenses	426	567
General and administrative expenses	6,590	9,545
Depreciation and amortization expense	221	335
Total operating expenses	7,237	10,447

Operating loss	(787)	(12,002)
Operating margin	(1.83)%	(26.3)%

Interest expense, net	1,378	1,701
Gain on sale of business and net assets held for sale	—	(239)
Other (income) expense, net	(212)	(1)
Total other (income) expenses, net	1,166	1,461

Loss from continuing operations before income tax expense (benefit)	(1,953)	(13,463)
Income tax expense (benefit)	285	(1,838)
Loss from continuing operations	(2,238)	(11,625)

Loss from discontinued operations before income tax expense (benefit)	(1,708)	(4,244)
Income tax expense (benefit)	42	979
Income (loss) from discontinued operations	(1,750)	(5,223)

Net loss	$(3,988)	$(16,848)

Basic earnings (loss) per common share
Loss from continuing operations	$(0.12)	$(0.67)
Earnings (loss) from discontinued operations	(0.10)	(0.30)
Basic earnings (loss) per common share	$(0.22)	$(0.97)

Diluted earnings (loss) per common share
Loss from continuing operations	$(0.12)	$(0.67)
Earnings (loss) from discontinued operations	(0.10)	(0.30)
Diluted loss per common share	$(0.22)	$(0.97)

Weighted average common shares outstanding (basic and diluted)	17,939,888	17,470,817

Global Power Reports First Quarter 2018 Results

May 21, 2018

GLOBAL POWER EQUIPMENT GROUP INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

($ in thousands, except share and per share amounts)	March 31, 2018	December 31, 2017
ASSETS
Current assets:
Cash and cash equivalents	$8,021	$4,594
Restricted cash	10,421	11,562
Accounts receivable, net of allowance of $1,501 and $1,568, respectively	18,816	26,060
Costs and estimated earnings in excess of billings	9,846	11,487
Other current assets	2,240	4,006
Current assets of discontinued operations	25,534	27,922
Total current assets	74,878	85,631

Property, plant and equipment, net	1,428	1,712
Goodwill	35,400	35,400
Intangible assets, net	12,500	12,500
Other long-term assets	767	573
Total assets	$124,973	$135,816

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$3,988	$5,080
Accrued compensation and benefits	9,379	7,481
Billings in excess of costs and estimated earnings	5,294	7,049
Other current liabilities	3,840	5,552
Current liabilities of discontinued operations	23,534	28,802
Total current liabilities	46,035	53,964
Long-term debt, net	25,003	24,304
Deferred tax liabilities	10,123	9,921
Other long-term liabilities	1,913	2,390
Long-term liabilities of discontinued operations	3,193	3,110
Total liabilities	86,267	93,689
Commitments and contingencies
Stockholders' equity:
Common stock, $0.01 par value, 170,000,000 shares authorized and 19,527,867 and 19,360,026 shares issued, respectively, and 18,091,066 and 17,946,386 shares outstanding, respectively	195	193
Paid-in capital	79,475	78,910
Retained earnings (deficit)	(40,950)	(36,962)
Treasury stock, at par (1,436,801 and 1,413,640 common shares, respectively)	(14)	(14)
Total stockholders’ equity	38,706	42,127
Total liabilities and stockholders’ equity	124,973	135,816

Global Power Reports First Quarter 2018 Results

May 21, 2018

GLOBAL POWER EQUIPMENT GROUP INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Three Months Ended March 31,
(in thousands)	2018	2017
Operating activities:
Net loss	$(3,988)	$(16,848)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Net loss from discontinued operations	1,750	5,223
Deferred income tax expense (benefit)	202	(1,884)
Depreciation and amortization on plant, property and equipment and intangible assets	221	335
Amortization of deferred financing costs	56	35
Loss on disposals of property, plant and equipment	117	30
Gain on sale of business and net assets held for sale	—	(239)
Bad debt expense	(67)	2
Stock-based compensation	194	721
Payable-in-kind interest	642	78
Changes in operating assets and liabilities, net of business sold:
Accounts receivable	7,311	(6,314)
Costs and estimated earnings in excess of billings	1,641	6,341
Other current assets	1,765	4,932
Other assets	(194)	505
Accounts payable	(1,092)	(1,774)
Accrued and other liabilities	268	1,074
Billings in excess of costs and estimated earnings	(1,755)	1,009
Net cash provided by (used in) operating activities, continuing operations	7,071	(6,774)
Net cash provided by (used in) operating activities, discontinued operations	(4,864)	13,144
Net cash provided by (used in) operating activities	2,207	6,370
Investing activities:
Proceeds from sale of business, net of restricted cash and transaction costs	—	20,206
Purchase of property, plant and equipment	(54)	(11)
Net cash provided by (used in) investing activities, continuing operations	(54)	20,195
Net cash provided by (used in) investing activities, discontinued operations	319	(276)
Net cash provided by (used in) investing activities	265	19,919
Financing activities:
Repurchase of stock-based awards for payment of statutory taxes due on stock-based compensation	(186)	(185)
Debt issuance costs	—	(57)
Dividends paid	—	(9)
Proceeds from long-term debt	—	83,100
Payments of long-term debt	—	(102,647)
Net cash provided by (used in) financing activities, continuing operations	(186)	(19,798)
Net cash provided by (used in) financing activities, discontinued operations	—	—
Net cash provided by (used in) financing activities	(186)	(19,798)
Effect of exchange rate change on cash, continuing operations	—	(7)
Effect of exchange rate change on cash, discontinued operations	—	78
Effect of exchange rate change on cash	—	71
Net change in cash, cash equivalents and restricted cash	2,286	6,562
Cash, cash equivalents and restricted cash, beginning of period	37,622	11,570
Cash, cash equivalents and restricted cash, end of period	$39,908	$18,132

Supplemental Disclosures:
Cash paid for interest	$673	$1,863
Cash paid for income taxes, net of refunds	$—	$86

Global Power Reports First Quarter 2018 Results

May 21, 2018

GLOBAL POWER EQUIPMENT GROUP INC. AND SUBSIDIARIES

NON-GAAP FINANCIAL MEASURE (UNAUDITED)

This press release contains financial measures not derived in accordance with accounting principles generally accepted in the United States (“GAAP”). A reconciliation to the most comparable GAAP measure is provided below.

CONSOLIDATED ADJUSTED EBITDA

	Three Months Ended March 31,
(in thousands)	2018	2017
Net loss-continuing operations	$(2,238)	$(11,625)
Add back:
Depreciation and amortization expense	221	335
Gain on sale of business and net assets held for sale	—	(239)
Interest expense, net	1,378	1,701
Restatement expenses	130	1,720
Stock-based compensation	194	721
Income tax expense (benefit)	285	(1,838)
Bank restructuring costs	—	200
Severance costs	14	151
Asset disposition costs	326	36
Franchise taxes	65	76
Adjusted EBITDA-continuing operations	375	(8,762)
Adjusted EBITDA-discontinued operations	(1,706)	(2,635)
Adjusted EBITDA	$(1,331)	$(11,397)

NOTE 1—Non-GAAP Financial Measures

Adjusted EBITDA is not calculated through the application of GAAP and is not the required form of disclosure by the U.S. Securities and Exchange Commission. Adjusted EBITDA is the sum of our net loss before interest expense, net and income tax (benefit) expense and unusual gains or charges. It also excludes non-cash charges such as depreciation and amortization. The Company’s management believes adjusted EBITDA is an important measure of operating performance because it allows management, investors and others to evaluate and compare the performance of its core operations from period to period by removing the impact of the capital structure (interest), tangible and intangible asset base (depreciation and amortization), taxes and unusual gains or charges (stock-based compensation, restatement expenses, asset disposition costs, gain on sale of business and net assets held for sale, bank restructuring costs, loss on sale-leaseback and severance costs), which are not always commensurate with the reporting period in which such items are included. Global Power’s credit facility also contains ratios based on EBITDA. Adjusted EBITDA should not be considered an alternative to net income or as a better measure of liquidity than net cash flows from operating activities, as determined by GAAP, and, therefore, should not be used in isolation from, but in conjunction with, the GAAP measures. The use of any non-GAAP measure may produce results that vary from the GAAP measure and may not be comparable to a similarly defined non-GAAP measure used by other companies.